SUPPLEMENT TO
                          INVESTMENT ADVISORY CONTRACT



                Pacific Investment Management Institutional Trust
                            840 Newport Center Drive
                         Newport Beach, California 92660

                                                              July __, 1991

Pacific Investment
 Management Company
840 Newport Center Drive
Newport Beach, California 92660

         RE:      High Yield Portfolio

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Fund") and Pacific Investment Management Company (the "Adviser") as follows:

     1. The Fund is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Fund from time to time. A separate class of shares of beneficial interest in the Fund is offered to investors with respect to each investment portfolio. The High Yield Portfolio (the "Portfolio") is a separate investment portfolio of the Fund.

     2. The Fund and the Adviser have entered into an Investment Advisory Contract ("Contract") dated May 6, 1987, pursuant to which the Fund has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment.

     3. As provided in paragraph 1 of the Contract, the Fund hereby appoints the Adviser to serve as Investment Adviser with respect to the Portfolio, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Contract, which is hereby incorporated herein by reference.

     4. The term "Portfolio" as used in the Contract shall, for purposes of this Supplement, pertain to the Portfolio.

     5. As provided in paragraph 6 of the Contract and subject to further conditions as set forth therein, the Fund shall with respect to the Portfolio pay the Adviser a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio during the preceding month, at the following annual rates:


Portion of Average Daily
Value of Net Assets of
the Portfolio                                                  Fee Rate

Assets up to $100 million                                      0.35%
Assets over $100 million to $500 million                       0.30%
Assets over $500 million to $1 billion                         0.25%
Assets over $1 billion                                         0.20%


     6. This Supplement and the Contract shall become effective with respect to the Portfolio on July __, 1991, and shall thereafter continue in effect with respect to the Portfolio for a period of more than two years from such date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) or by the Fund's Board of Trustees and (b) by the vote, cast in person at a meeting called for that purpose, of a majority of the Fund's Trustees who are not parties to this Contract or "interested persons" (as defined in the Investment Company Act of 1940 ("1940 Act")) of any such party. This Contract may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) or by a vote of a majority of the Fund's entire Board of Trustees on 60 days' written notice to the Adviser. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     If the foregoing correctly sets forth the agreement between the Fund and the Adviser, please so indicate by signing and returning to the Fund the enclosed copy hereof.

                                    Very truly yours,

                                    Pacific Investment Management
                                    Institutional Trust


                                 BY:_____________________
                                 TITLE:

ACCEPTED:

Pacific Investment
Management Company


BY:____________________
TITLE:

                                  SUPPLEMENT TO
                          INVESTMENT ADVISORY CONTRACT



                Pacific Investment Management Institutional Trust
                            840 Newport Center Drive
                         Newport Beach, California 92660

                                                                 July __, 1991

Pacific Investment
 Management Company
840 Newport Center Drive
Newport Beach, California 92660

         RE:      Low Duration II Portfolio

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Fund") and Pacific Investment Management Company (the "Adviser") as follows:

     1. The Fund is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Fund from time to time. A separate class of shares of beneficial interest in the Fund is offered to investors with respect to each investment portfolio. The Low Duration II Portfolio (the "Portfolio") is a separate investment portfolio of the Fund.

     2. The Fund and the Adviser have entered into an Investment Advisory Contract ("Contract") dated May 6, 1987, pursuant to which the Fund has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment.

     3. As provided in paragraph 1 of the Contract, the Fund hereby appoints the Adviser to serve as Investment Adviser with respect to the Portfolio, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Contract, which is hereby incorporated herein by reference.

     4. The term "Portfolio" as used in the Contract shall, for purposes of this Supplement, pertain to the Portfolio.

         5. As provided in paragraph 6 of the Contract and subject to further conditions as set forth therein, the Fund shall with respect to the Portfolio pay the Adviser a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio during the preceding month, at the following annual rates:


Portion of Average Daily
Value of Net Assets of
the Portfolio                                                  Fee Rate

Assets up to $100 million                                      0.35%
Assets over $100 million to $500 million                       0.30%
Assets over $500 million to $1 billion                         0.25%
Assets over $1 billion                                         0.20%


     6. This Supplement and the Contract shall become effective with respect to the Portfolio on July __, 1991, and shall thereafter continue in effect with respect to the Portfolio for a period of more than two years from such date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) or by the Fund's Board of Trustees and (b) by the vote, cast in person at a meeting called for that purpose, of a majority of the Fund's Trustees who are not parties to this Contract or "interested persons" (as defined in the Investment Company Act of 1940 ("1940 Act")) of any such party. This Contract may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) or by a vote of a majority of the Fund's entire Board of Trustees on 60 days' written notice to the Adviser. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     If the foregoing correctly sets forth the agreement between the Fund and the Adviser, please so indicate by signing and returning to the Fund the enclosed copy hereof.

                                           Very truly yours,

                                           Pacific Investment Management
                                                     Institutional Trust


                                      BY:__________________
                                      TITLE:

ACCEPTED:

Pacific Investment
Management Company


BY:________________
TITLE:

                                  SUPPLEMENT TO
                          INVESTMENT ADVISORY CONTRACT



                Pacific Investment Management Institutional Trust
                            840 Newport Center Drive
                         Newport Beach, California 92660

                                                             July __, 1991

Pacific Investment
 Management Company
840 Newport Center Drive
Newport Beach, California 92660

         RE:      Total Return II Portfolio

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Fund") and Pacific Investment Management Company (the "Adviser") as follows:

     1. The Fund is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Fund from time to time. A separate class of shares of beneficial interest in the Fund is offered to investors with respect to each investment portfolio. The Total Return II Portfolio (the "Portfolio") is a separate investment portfolio of the Fund.

     2. The Fund and the Adviser have entered into an Investment Advisory Contract ("Contract") dated May 6, 1987, pursuant to which the Fund has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment.

     3. As provided in paragraph 1 of the Contract, the Fund hereby appoints the Adviser to serve as Investment Adviser with respect to the Portfolio, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Contract, which is hereby incorporated herein by reference.

     4. The term "Portfolio" as used in the Contract shall, for purposes of this Supplement, pertain to the Portfolio.

     5. As provided in paragraph 6 of the Contract and subject to further conditions as set forth therein, the Fund shall with respect to the Portfolio pay the Adviser a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio during the preceding month, at the following annual rates:


Portion of Average Daily
Value of Net Assets of
the Portfolio                                                  Fee Rate

Assets up to $100 million                                      0.35%
Assets over $100 million to $500 million                       0.30%
Assets over $500 million to $1 billion                         0.25%
Assets over $1 billion                                         0.20%


     6. This Supplement and the Contract shall become effective with respect to the Portfolio on July __, 1991, and shall thereafter continue in effect with respect to the Portfolio for a period of more than two years from such date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) or by the Fund's Board of Trustees and (b) by the vote, cast in person at a meeting called for that purpose, of a majority of the Fund's Trustees who are not parties to this Contract or "interested persons" (as defined in the Investment Company Act of 1940 ("1940 Act")) of any such party. This Contract may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) or by a vote of a majority of the Fund's entire Board of Trustees on 60 days' written notice to the Adviser. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     If the foregoing correctly sets forth the agreement between the Fund and the Adviser, please so indicate by signing and returning to the Fund the enclosed copy hereof.

                                   Very truly yours,

                                   Pacific Investment Management
                                   Institutional Trust


                                  BY:____________________
                                  TITLE:

ACCEPTED:

Pacific Investment
Management Company


BY:____________________
TITLE: